UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 17, 2019

YOUNGEVITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38116	90-0890517
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 Boswell Road, Chula Vista, CA 91914
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (619) 934-3980

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	YGYI	The Nasdaq Capital Market
Series D Preferred Stock	YGYIP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 17, 2019, Youngevity International, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with The Benchmark Company, LLC, as representative of the several underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters, in a firm commitment underwritten public offering, up to 282,207 shares (the “Shares”) of the Company’s 9.75% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), which includes 36,809 Shares subject to an option granted to the Underwriters for a period of 45 days to purchase additional shares, at a price to the public of $22.75 per Share, less underwriting discounts and commissions (the “Offering”).

The gross proceeds from the sale of the Shares, before deducting the Underwriter’s discounts and commissions and other estimated offering expenses payable by the Company, are expected to be approximately $5.58 million (or approximately $6.42 million if the Underwriters exercise in full their option to purchase the additional 36,809 Shares). The Company intends to use the net proceeds from the Offering for working capital and other general corporate purposes.

The Shares will be issued in the Offering pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-225053) that was filed with the Securities and Exchange Commission (the “SEC”) on May 18, 2018, and declared effective by the SEC on May 29, 2018, and the base prospectus included therein, as supplemented by the preliminary prospectus supplement filed with the SEC on December 9, 2019, and a prospectus supplement, dated December 17, 2019, which was filed with the SEC on December 18, 2019. The Offering is expected to close on December 20, 2019, contingent upon the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated by reference herein.

The Series D Preferred Stock is listed on The Nasdaq Capital Market under the symbol “YGYIP.” On December 17, 2019, the last reported sale price of the Series D Preferred Stock on The Nasdaq Capital Market was $23.25.

The Series D Preferred Stock is listed on The Nasdaq Capital Market under the symbol “YGYIP.” The Benchmark Company, LLC acted as sole book-running manager of the Offering. Gracin & Marlow, LLP, New York, New York, counsel to the Company, delivered an opinion as to the legality of the issuance of the Shares in the Offering, a copy of which is attached to this Current Report on Form 8-K as Exhibit 5.1 and is incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.

On December 17, 2019, the Company filed a Certificate of Increase (the “Certificate of Increase”) to the Certificate of Designations, Rights and Preferences of 9.75% Series D Cumulative Redeemable Perpetual Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware increasing the amount of the Company’s authorized preferred stock designated as Series D Preferred Stock from 460,000 shares to 650,000 shares, with a liquidation preference of $25.00 per share plus any accrued and unpaid dividends, and further establishing the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Series D Preferred Stock. After the closing of the Offering and the issuance of the 245,398 Shares (assuming no exercise of the over-allotment option), the Company will have available for issuance an additional 71,102 shares of Series D Preferred Stock.

Under the terms of the Certificate of Designations, the holders of the Series D Preferred Stock are entitled to cumulative dividends from the first day of the calendar month in which the Series D Preferred Stock is issued on the fifteenth day of each calendar month, when, as and if declared by our board of directors. Dividends will be payable out of amounts legally available therefor at a rate equal to 9.75% per annum per $25.00 of stated liquidation preference per share, or $2.4375 per share of Series D Preferred Stock per year.

Holders of the Series D Preferred Stock generally have no voting rights.

The ability of the Company to pay dividends on, make distributions with respect to, or to repurchase, redeem or acquire its common stock or any preferred stock ranking on parity with or junior to the Series D Preferred Stock, is subject to restrictions in the event that the Company does not declare and either pay or set aside a sum sufficient for payment of dividends on the Series D Preferred Stock for the immediately preceding dividend period.

The Series D Preferred Stock is not redeemable by the Company prior to September 23, 2022, except upon a Change of Control (as defined in the Certificate of Designations) as described below. On and after such date, the Company may, at its option, redeem the Series D Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date. Upon the occurrence of a Change of Control, the Company may, at its option, redeem the Series D Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date.

The terms of the Series D Preferred Stock are more fully described in the Certificate of Designations, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures in Item 3.03 of this Current Report on Form 8-K are incorporated herein by reference in this Item 5.03.

On December 17, 2019, the Company filed the Certificate of Increase with the Secretary of State of the State of Delaware to increase the amount of the Company’s authorized preferred stock designated as Series D Preferred Stock from 460,000 shares to 650,000 shares.

The terms of the Certificate of Increase are more are more fully described in the Certificate of Increase, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.2 and is incorporated by reference herein.

Item 8.01.	Other Events.

On December 17, 2019, the Company issued a press release announcing the pricing of the Offering. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as a part of this Current Report on Form 8-K:

Exhibit Number	Description
1.1	Underwriting Agreement, dated December 17, 2019, by and between Youngevity International, Inc. and The Benchmark Company, LLC, as representative of the several underwriters named therein*

3.1
Certificate of Designations, Rights and Preferences of the 9.75% Series D Cumulative Redeemable Perpetual Preferred Stock (Incorporated by reference to Exhibit 3.1 on the Company’s Current Report on Form 8-K (Commission No. 001-38116) filed with the Securities and Exchange Commission on September 24, 2019)

3.2	Certificate of Increase to the Certificate of Designations, Rights and Preferences of the 9.75% Series D Cumulative Redeemable Perpetual Preferred Stock*

5.1	Opinion of Gracin & Marlow, LLP*

23.1	Consent of Gracin & Marlow, LLP (included in the opinion filed as Exhibit 5.1)*

99.1	Press Release of Youngevity International, Inc., dated December 18, 2019*

 *Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNGEVITY INTERNATIONAL, INC.

Date: December 19, 2019	By: /s/ David Briskie
Name: David Briskie
Title: President and Chief Financial Officer